Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNT

I consent to the inclusion in the Registration Statement of International Industrial Enterprises, Inc., on Form SB-2/A of my report dated August 6, 2007 for the periods ended December 31, 2006, 2005 and 2004 relating to the consolidated financial statements of International Industrial Enterprises, Inc.

By: /s/ Gruber & Company, LLC

10/30/2007

Date

Gruber & Company, LLC

121 Civic Center Drive

Lake Saint Louis, Missouri  66387